American Honda Finance Corporation
Servicer's Certificate - Honda Auto Lease Trust 1999-A
For the Fiscal Year Ended March 31, 2002

Pool Data - Original Deal Parameters
Aggregate Net Investment Value (ANIV)		3,300,158,606.28

Servicer Advance		-
Servicer Payahead		7,383,934.30
Number of Contracts		172,598
Weighted Average Lease Rate (Discounted)		9.05%
Weighted Average Lease Rate		6.29%
Weighted Average Remaining Term		30.48
Servicing Fee Percentage (annual)		1.00%

Pool Data - Current Fiscal Year
Aggregate Net Investment Value		656,998,320.63
Number of Current Contracts		48,591
Weighted Average Lease Rate (Discounted)		9.05%
Weighted Average Lease Rate		6.61%
Weighted Average Remaining Term		3.49

Reserve Fund:
Initial Deposit Amount		115,274,540.12
Specified Reserve Fund Percentage (if Tests i, ii and iii are satisfied)		5.50%
Specified Reserve Fund Amount (if Tests i, ii and iii are satisfied)		181,145,705.90
Specified Reserve Fund Percentage (if Tests i, ii or iii are not satisfied)		6.50%
Specified Reserve Fund Amount (if Tests i, ii or iii are not satisfied)		214,081,288.79

Beginning Balance		181,145,705.90
Net Investment Income Retained		-
Deposit Amount		6,675,037.66
Withdrawal Amount		7,076,224.10
Excess Reserve Amount Released		0.00
Ending Balance		180,744,519.46
Specified Reserve Fund Balance		181,145,705.90
Net Investment Income		5,060,091.50
Cumulative Withdrawal Amount		7,076,224.10

Credit Losses :	Vehicle Count	Amount
Contracts Charged-off During the Fiscal Year	1881
Discounted Principal Balance		27,049,969.85
Net Liquidation Proceeds for the Fiscal Year		(19,481,726.91)
Recoveries - Previously Charged-off Contracts		4,758,515.46
Aggregate Credit Losses for the Fiscal Year		2,809,727.48

Repossessions for the Collection Period		1,118
Cumulative Credit Losses for all Periods		2,809,727.48

Ratio of Net Credit Losses to the Average ANIV Balance
for Each Collection Period:
Second Preceding Collection Period		0.45%
First Preceding Collection Period		0.21%
Current Collection Period		-0.06%
Test (i) (Charge-off Rate Test)
Three Month Average		0.20%
Charge-off Rate Test (Test satisfied if <= 1.5%)		Test Satisfied

						Discounted
Delinquent Contracts:			Percent	Accounts	Percent	Principal Balance
31-60 Days Delinquent			1.51%	733	1.47%	9,668,327.69
61-90 Days Delinquent			0.30%	144	0.28%	1,872,303.93
Over 90 Days Delinquent			0.21%	101	0.20%	1,316,705.85
Total Delinquencies				978		12,857,337.47

Ratio of Number of Contracts Delinquent More than 60 days to the Outstanding
Number of Receivables as of Each Collection Period (Includes Repossessions):
Second Preceding Collection Period						0.63%
First Preceding Collection Period						0.56%
Current Collection Period						0.50%

Test (ii) (Delinquency Rate Test)
Three Month Average						0.56%
Delinquency Rate Test (Test satisfied if <= 1.5%)						Test Satisfied

Residual Value (Gain) Loss:				Vehicles
Matured Lease Vehicle Inventory Sold During the Fiscal Year				40097		574,440,648.71
Net Liquidation Proceeds						(525,252,397.31)
Net Residual Value (Gain) Loss						49,188,251.40
Cumulative Residual Value (Gain) Loss all periods						49,188,251.40

				Average		Average
Matured Vehicles Sold for	Number	Scheduled	Sale	Net Liquidation		Residual
Each Collection Period:	Sold	Maturities	Ratio	Proceeds		Value
Second Preceding Collection Period	5641	5348	100.00%	12,279.08		14,065.48
First Preceding Collection Period	6446	6150	100.00%	13,222.45		13,808.62
Current Collection Period	6007	5872	100.00%	13,318.74		13,684.36
Three Month Average				12,940.09		13,852.82
Ratio of Three Month Average Net Liquidation Proceeds to Average Residual Value						93.41%

				Current Period
Test (iii) (Residual Value Test)				Amount/Ratio		Test Met?
a) Number of Vehicles Sold > 45% of Scheduled Maturities and >= 500 Scheduled Maturities				100.00%		No
b) 3 Month Average Matured Leased Vehicle Proceeds < 75% of Average Residual Values				93.41%		Yes
Residual Value Test (Test satisfied if tests a or b = Yes)						Test Satisfied

Servicer's Fee Due:						Amount
Prior Cumulative Servicer's Fee Shortfall						-
Servicer's Fee Due This Fiscal Year						15,313,733.26
Servicer's Fee Paid						15,313,733.26
Current Cumulative Servicer's Fee Shortfall						-

Advances and Payaheads :						Amount
Advances
Prior Outstanding Servicer Advances						1,106,280.47
Net Advance/(Recovery) This Fiscal Year						3,521,093.37
Nonrecoverable Prior Advances						(3,918,335.39)
Current Outstanding Servicer Advances						709,038.45
Payahead Account
Prior Outstanding Payahead Balance						7,318,613.72
Net Allocation/(Collections) of Advanced Payments This Fiscal Year						5,317,946.10
Current Outstanding Payahead Balance						2,000,667.62

		Securities	Class A1	Class A2	Class A3	Class A4	Class A5
Collections for the Fiscal Year:	Total	Balance (99.8%)	Balance	Balance	Balance	Balance	Balance
Interest
Scheduled Interest Collections	116,329,065.69	116,096,407.56	-	-	-	-	-
Interest Related To Prepayments in Full	773,594.84	772,047.65	-	-	-	-	-
Interest Related To Full Term and Over Term Payoffs	-	-	-	-	-	-	-
Interest Related to Reallocation Payments	621,868.41	620,624.67	-	-	-	-	-
Excess Liquidation Proceeds	-	-	-	-	-	-	-
Recoveries	4,758,515.46	4,748,998.43	-	-	-	-	-
Available Interest	122,483,044.40	122,238,078.31	-	-	-	-	-
Principal
Scheduled Principal Collections	230,865,647.11	230,403,915.82	-	-	-	-	-
Prepayments In Full	189,697,290.47	189,317,895.89	-	-	-	-	-
Full Term and Over Term Payoffs	439,164,344.58	438,286,015.89	-	-	-	-	-
Reallocation Payment	55,406,350.33	55,295,537.63	-	-	-	-	-
Net Liquidation Proceeds	544,734,124.22	543,644,655.97	-	-	-	-	-
Available Principal	1,459,867,756.71	1,456,948,021.20	-	-	-	-	-
Withdrawal from Reserve Fund	7,076,224.10
Total of Sources for Distribution	1,589,427,025.21

		Securities	Class A1	Class A2	Class A3	Class A4	Class A5
Distributions:	Total	Balance (99.8%)	Balance	Balance	Balance	Balance	Balance
Interest
Transferor Interest	214,338.62	-	-	-	-	-	-
Capped Trustee Fees	8,500.00	8,500.00	-	-	-	-	-
Class A Interest	79,301,597.34	79,301,597.34	-	-	108,622.34	27,628,365.19	51,564,609.81
Class A Interest Carryover Shortfalls	-	-	-	-	-	-	-
Class B Interest	4,217,998.02	4,217,998.02	-	-	-	-	-
Class B Interest Carryover Shortfalls	-	-	-	-	-	-	-
Class C Interest	4,376,569.37	4,376,569.37	-	-	-	-	-
Class C Interest Carryover Shortfalls	-	-	-	-	-	-	-
Capped Contingent and Excess Liability Premiums	-	-	-	-	-	-	-
Capped Origination Trust Administrative Expenses	-	-	-	-	-	-	-
Other Capped Trustee Fees	-	-	-	-	-	-	-
Servicer's Fee	15,200,437.50	15,170,036.62	-	-	-	-	-
Unpaid Servicer's Fees Related to Prior Collection Periods	113,295.76	113,069.17	-	-	-	-	-
Reserve Fund Deposit	6,675,037.66	6,675,037.66	-	-	-	-	-
Certificate Interest	7,243,034.57	7,243,034.57	-	-	-	-	-
Certificate Interest Carryover Shortfall	1,034,241.46	1,034,241.46	-	-	-	-	-
Excess Interest to Transferor	-	-	-	-	-	-	-
Total Distributions of Interest	118,385,050.31	118,140,084.22	-	-	108,622.34	27,628,365.19	51,564,609.81

Principal
Transferor Principal	2,919,735.51	-	-	-	-	-	-
Principal Distribution to A-1, A-2, A-3 and A-4 Notes	1,011,287,483.41	1,011,287,483.41	-	-	21,368,329.47	989,919,153.94	-
Principal Distribution to A-5, B and C Notes	445,660,537.79	445,660,537.79	-	-	-	-	383,011,772.09
Principal Distribution to Certificates	(0.00)	(0.00)	-	-	-	-	-
Class A Covered Loss Amount	10,983,312.91	10,983,312.91	-	-	-	10,080,846.06	902,466.85
Class A Note Principal Loss Amount/Class A Note Principal Carryover Shortfall	-	-	-	-	-	-	-
Class B Covered and Uncovered Loss Amount	-	-	-	-	-	-	-
Class C Covered and Uncovered Loss Amount	-	-	-	-	-	-	-
Class B Note Principal Loss Carryover Shortfall	-	-	-	-	-	-	-
Class C Note Principal Loss Carryover Shortfall	-	-	-	-	-	-	-
Class B Note Interest on Principal Loss Carryover Shortfall	-	-	-	-	-	-	-
Class C Note Interest on Principal Loss Carryover Shortfall	-	-	-	-	-	-	-
Certificate Principal Loss Amount/Certificate Principal Carryover Shortfall	190,905.28	190,905.28	-	-	-	-	-
Uncapped Administrative Expenses (paid to the Trustees)	-	-	-	-	-	-	-
Total Distributions of Principal	1,471,041,974.90	1,468,122,239.39	-	-	21,368,329.47	1,000,000,000.00	383,914,238.94

Note/Certificate Interest Carryover Shortfalls
Beginning Balance		-	-	-	-	-	-
Current Period Increase (Decrease)		5,327,581.80	-	-	-	-	-
Ending Balance		5,327,581.80	-	-	-	-	-
Note/Certificate Principal Loss Amount
Beginning Balance	2,501,513.67	2,468,106.19	-	-	-	-	-
Current Period Increase (Decrease)	46,663,344.22	46,544,586.18	-	-	-	-	-
Ending Balance	49,164,857.89	49,012,692.37	-	-	-	-	-

		Securities	Class A1	Class A2	Class A3	Class A4	Class A5
Total Distributions to Noteholders and Certificateholders:	Total	Balance (99.8%)	Balance	Balance	Balance	Balance	Balance
Interest Distributions	118,385,050.31	118,140,084.22	-	-	108,622.34	27,628,365.19	51,564,609.81
Principal Distributions	1,471,041,974.90	1,468,122,239.39	-	-	21,368,329.47	1,000,000,000.00	383,914,238.94
Total Distributions	1,589,427,025.21	1,586,262,323.61	-	-	21,476,951.81	1,027,628,365.19	435,478,848.75

Original Deal Parameter
Aggregate Net Investment Value (ANIV)	3,300,158,606.28	-	-	-	-	-	-
Initial Note/Certificate Balance		3,293,558,289.00	380,000,000.00	360,000,000.00	400,000,000.00	1,000,000,000.00	807,000,000.00
Percent of ANIV		99.80%	11.51%	10.91%	12.12%	30.30%	24.45%
Class Allocation Percentage			12.89%	12.22%	13.57%	33.93%	27.38%
Note/Certificate Factor			1.00	1.00	1.00	1.00	1.00
Note/Certificate Rate			5.445%	5.875%	6.100%	6.450%	6.650%
Servicer Advance	-
Servicer Payahead	7,383,934.30
Number of Contracts	172,598
Weighted Average Lease Rate	6.29%
Weighted Average Lease Rate (Discounted)	9.05%
Weighted Average Remaining Term	30.48
Servicing Fee Percentage	1.00%

Pool Data Prior Fiscal Year
Aggregate Net Investment Value (ANIV)	2,173,622,864.08
Note/Certificate Balance	-	2,169,246,926.56	-	-	21,368,329.47	1,000,000,000.00	807,000,000.00
Percent of ANIV		99.80%	0.00%	0.00%	0.98%	46.01%	37.13%
Class Allocation Percentage			0.00%	0.00%	1.17%	54.69%	44.14%
Note/Certificate Factor			-	-	0.05	1.00	1.00
Servicer Advance	1,106,280.47
Servicer Payahead	7,318,613.72
Number of Contracts	140,852
Weighted Average Lease Rate	6.27%
Weighted Average Lease Rate (Discounted)	9.04%
Weighted Average Remaining Term	10.28
Servicing Fee Percentage	1.00%
Number of Days in the Accrual Period			365	365	360	360	360

Pool Data Current Fiscal Year
Aggregate Net Investment Value (ANIV)	656,998,320.63
Note/Certificate Balance		655,655,924.04	-	-	-	-	423,085,761.06
Percent of ANIV		99.80%	0.00%	0.00%	0.00%	0.00%	64.40%
Class Allocation Percentage			0.00%	0.00%	0.00%	0.00%	100.00%
Note/Certificate Factor			-	-	-	-	0.52
Servicer Advance	709,038.45
Servicer Payahead	2,000,667.62
Number of Contracts	48,591
Weighted Average Lease Rate	6.61%
Weighted Average Lease Rate (Discounted)	9.05%
Weighted Average Remaining Term	3.49
Servicing Fee Percentage	1.00%
Number of Days in the Accrual Period			365	365	360	360	360

	Class B	Class C	Certificate	Transferor Interest
Collections for the Fiscal Year:	Balance	Balance	Balance	Balance
Interest
Scheduled Interest Collections	-	-	-	232,658.13
Interest Related To Prepayments in Full	-	-	-	1,547.19
Interest Related To Full Term and Over Term Payoffs	-	-	-	-
Interest Related to Reallocation Payments	-	-	-	1,243.74
Excess Liquidation Proceeds	-	-	-	-
Recoveries	-	-	-	9,517.03
Available Interest	-	-	-	244,966.09
Principal
Scheduled Principal Collections	-	-	-	461,731.29
Prepayments In Full	-	-	-	379,394.58
Full Term and Over Term Payoffs	-	-	-	878,328.69
Reallocation Payment	-	-	-	110,812.70
Net Liquidation Proceeds	-	-	-	1,089,468.25
Available Principal	-	-	-	2,919,735.51
Withdrawal from Reserve Fund
Total of Sources for Distribution

	Class B	Class C	Certificate	Transferor Interest
Distributions for the Fiscal Year:	Balance	Balance	Balance	Balance
Interest
Transferor Interest	-	-	-	214,338.62
Capped Trustee Fees	-	-	-	-
Class A Interest	-	-	-	-
Class A Interest Carryover Shortfalls	-	-	-	-
Class B Interest	4,217,998.02	-	-	-
Class B Interest Carryover Shortfalls	-	-	-	-
Class C Interest	-	4,376,569.37	-	-
Class C Interest Carryover Shortfalls	-	-	-	-
Capped Contingent and Excess Liability Premiums	-	-	-	-
Capped Origination Trust Administrative Expenses	-	-	-	-
Other Capped Trustee Fees	-	-	-	-
Servicer's Fee	-	-	-	30,400.87
Unpaid Servicer's Fees Related to Prior Collection Periods	-	-	-	226.59
Reserve Fund Deposit	-	-	-	-
Certificate Interest	-	-	7,243,034.57	-
Certificate Interest Carryover Shortfall	-	-	1,034,241.46	-
Excess Interest to Transferor	-	-	-	-
Total Distributions of Interest	4,217,998.02	4,376,569.37	8,277,276.03	244,966.09

Principal
Transferor Principal	-	-	-	2,919,735.51
Principal Distribution to A-1, A-2, A-3 and A-4 Notes	-	-	-	-
Principal Distribution to A-5, B and C Notes	31,324,382.85	31,324,382.85	-	-
Principal Distribution to Certificates	-	-	(0.00)	-
Class A Covered Loss Amount	-	-	-	-
Class A Note Principal Loss Amount/Class A Note Principal Carryover Shortfall	-	-	-	-
Class B Covered and Uncovered Loss Amount	-	-	-	-
Class C Covered and Uncovered Loss Amount	-	-	-	-
Class B Note Principal Loss Carryover Shortfall	-	-	-	-
Class C Note Principal Loss Carryover Shortfall	-	-	-	-
Class B Note Interest on Principal Loss Carryover Shortfall	-	-	-	-
Class C Note Interest on Principal Loss Carryover Shortfall	-	-	-	-
Certificate Principal Loss Amount/Certificate Principal Carryover Shortfall	-	-	190,905.28	-
Uncapped Administrative Expenses (paid to the Trustees)	-	-	-	-
Total Distributions of Principal	31,324,382.85	31,324,382.85	190,905.28	2,919,735.51

Note/Certificate Interest Carryover Shortfalls
Beginning Balance	-	-	-	-
Current Period Increase (Decrease)	-	-	5,327,581.80	-
Ending Balance	-	-	5,327,581.80	-
Note/Certificate Principal Loss Amount	-	-	-	-
Beginning Balance	-	-	2,468,106.19	33,407.48
Current Period Increase (Decrease)	-	-	46,544,586.18	118,758.03
Ending Balance	-	-	49,012,692.37	152,165.52

	Class B	Class C	Certificate	Transferor Interest
Total Distributions to Noteholders and Certificateholders:	Balance	Balance	Balance	Balance
Interest Distributions	4,217,998.02	4,376,569.37	8,277,276.03	244,966.09
Principal Distributions	31,324,382.85	31,324,382.85	190,905.28	2,919,735.51
Total Distributions	35,542,380.87	35,700,952.22	8,468,181.31	3,164,701.60

Original Deal Parameter
Aggregate Net Investment Value (ANIV)
Initial Note/Certificate Balance	66,000,000.00	66,000,000.00	214,558,289.00	6,600,317.28
Percent of ANIV	2.00%	2.00%	6.50%	0.20%
Class Allocation Percentage	100.00%	100.00%	100.00%
Note/Certificate Factor	1.00	1.00	1.00
Note/Certificate Rate	6.650%	6.900%	6.900%
Servicer Advance
Servicer Payahead
Number of Contracts
Weighted Average Lease Rate
Weighted Average Lease Rate (Discounted)
Weighted Average Remaining Term
Servicing Fee Percentage

Pool Data Prior Fiscal Year
Aggregate Net Investment Value (ANIV)
Note/Certificate Balance	66,000,000.00	66,000,000.00	208,878,597.09	4,375,937.52
Percent of ANIV	3.04%	3.04%	9.61%	0.20%
Class Allocation Percentage	100.00%	100.00%	100.00%
Note/Certificate Factor	1.00	1.00	0.97
Servicer Advance
Servicer Payahead
Number of Contracts
Weighted Average Lease Rate
Weighted Average Lease Rate (Discounted)
Weighted Average Remaining Term
Servicing Fee Percentage
Number of Days in the Accrual Period	360	360	360

Pool Data Current Fiscal Year
Aggregate Net Investment Value (ANIV)
Note/Certificate Balance	34,675,617.16	34,675,617.16	163,218,928.66	1,342,396.59
Percent of ANIV	5.28%	5.28%	24.84%	0.20%
Class Allocation Percentage	100.00%	100.00%	100.00%
Note/Certificate Factor	0.53	0.53	0.76
Servicer Advance
Servicer Payahead
Number of Contracts
Weighted Average Lease Rate
Weighted Average Lease Rate (Discounted)
Weighted Average Remaining Term
Servicing Fee Percentage
Number of Days in the Accrual Period	360	360	360

I hereby certify to the best of my knowledge that
the report provided is true and correct.

By:
/s/ John I. Weisickle
John I. Weisickle, Vice President

Last Updated on 06/21/2002
By American Honda Motors Company